  As filed with the Securities and Exchange Commission on October 1, 1999
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                  Form 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       The Guarantee Life Companies Inc.
    -----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                                        47-0785066

--------------------------------------------------------------------------------

(State of incorporation or organization)       (IRS Employer Identification No.)

        8801 Indian Hills Drive
           Omaha, Nebraska                                    68114

--------------------------------------------------------------------------------

(Address of principal executive offices)                   (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered          Name of each exchange on which each class
                                                            is to be registered

                                      None

   -------------------------------------------------------------------------

If this Form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this form relates
                               (if applicable):
                                   ---------
                                     None
                                   ---------

       Securities to be registered pursuant to Section 12(g) of the Act:

 Rights to Purchase Series A Junior Participating Cumulative Preferred Stock,
                 $1.00 par value per share, of the Registrant
                                ---------------
                               (Title of Class)

(The Exhibit Index is located on page 4 of this Form 8-A/A.)
================================================================================

INFORMATION REQUIRED IN REGISTRATION STATEMENT

       ITEM 1.  Description of Registrant's Securities to be Registered.

       This Form 8-A/A (Amendment No. 1) amends the Form 8-A dated November 25, 1996, as filed by The Guarantee Life Companies Inc. (the "Registrant") with the United States Securities and Exchange Commission (the "SEC") on November 25, 1996.

       A description of the Rights to Purchase Series A Junior Participating Cumulative Preferred Stock, is contained under the caption "Item 1. Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A (Commission File No. 0-26788), as filed with the SEC, and is incorporated herein by reference.

       On September 19, 1999, Jefferson-Pilot Corporation, a North Carolina corporation ("Parent"), LG Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Registrant, entered into an Agreement and Plan of Merger, dated as of September 19, 1999 (the "Merger Agreement") relating to the merger of the Registrant with Merger Sub.

       In connection with the approval of the Merger Agreement, the Registrant's Board of Directors amended the Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), dated November 14, 1996 (the "Rights Agreement"). Amendment No. 1 to the Rights Agreement between the Registrant and the Rights Agent, dated as of September 19, 1999 ("Amendment No. 1"), is on file with the SEC as an exhibit to the Registrant's Current Report on Form 8-K, dated September 19, 1999, and is incorporated herein by reference.

       ITEM 2.  Exhibits.

       Exhibit numbers refer to the paragraph numbers under Item 601 of Regulation S-K:

----------------------------------------------------------------------------------------------------
  Exhibit Number               Description
  -------                      -----------
----------------------------------------------------------------------------------------------------
  2(a)                         Plan of Conversion of Guarantee Mutual Life Company/1/
----------------------------------------------------------------------------------------------------
  2(b)                         Amendment No. 1 to Plan of Conversion/1/
----------------------------------------------------------------------------------------------------
  2(c)                         Agreement and Plan of Merger by and among Jefferson-Pilot
                               Corporation, LG Merger Corp. and The Guarantee Life Companies
                               Inc. dated as of September 19, 1999
----------------------------------------------------------------------------------------------------
  3(a)                         Amended and Restated Certificate of Incorporation of The
                               Guarantee Life Companies Inc./2/
----------------------------------------------------------------------------------------------------
  3(b)                         Amended and Restated Bylaws of The Guarantee Life Companies Inc./3/
----------------------------------------------------------------------------------------------------
  4(a)                         Form of Certificate of The Guarantee Life Companies Inc. Common
                               Stock, par value $0.01 per share/1/
----------------------------------------------------------------------------------------------------
  4(b)                         Rights Agreement between the Registrant and ChaseMellon
                               Shareholder Services, L.L.C., Rights Agent, dated as of November
                               18, 1996, which includes as Exhibit B the form of Right
                               Certificate/4/
----------------------------------------------------------------------------------------------------
  4(c)                         Amendment No. 1, dated as of September 19, 1999, to the Rights
                               Agreement, dated November 18, 1996, between The Guarantee Life
                               Companies Inc. and ChaseMellon Shareholder Services, L.L.C./5/
----------------------------------------------------------------------------------------------------

/1/ Incorporated by reference as an exhibit to Registrant's Registration
    Statement on Form S-1, Registration No. 33-92992.

/2/ Incorporated by reference as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-26788).

/3/ Incorporated by reference as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-26788).

/4/ Incorporated by reference as an exhibit to Registrant's Current Report on Form 8-K filed November 25, 1996 (Commission File No. 0-26788).

/5/ Incorporated by reference as an exhibit to Registrant's Current Report on Form 8-K dated September 19, 1999 (Commission File No. 0-26788).

                                   SIGNATURE

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                THE GUARANTEE LIFE COMPANIES INC.
                                (Registrant)



                                By /s/ Richard A. Spellman
                                   -----------------------
                                   Richard A. Spellman, Senior Vice President,
                                   General Counsel and Secretary


 DATE:  October 1, 1999

                                 EXHIBIT INDEX
--------------------------------------------------------------------------------
Exhibit Number           Description
-------                  -----------

--------------------------------------------------------------------------------
2(a)                     Plan of Conversion of Guarantee Mutual Life Company/1/
--------------------------------------------------------------------------------
2(b)                     Amendment No. 1 to Plan of Conversion/1/
--------------------------------------------------------------------------------
2(c)                     Agreement and Plan of Merger by and among Jefferson-
                         Pilot Corporation, LG Merger Corp. and The Guarantee
                         Life Companies Inc. dated as of September 19, 1999
--------------------------------------------------------------------------------
3(a)                     Amended and Restated Certificate of Incorporation of
                         The Guarantee Life Companies Inc./2/
--------------------------------------------------------------------------------
3(b)                     Amended and Restated Bylaws of The Guarantee Life
                         Companies Inc./3/
--------------------------------------------------------------------------------
4(a)                     Form of Certificate of The Guarantee Life Companies
                         Inc. Common Stock, par value $0.01 per share/1/
--------------------------------------------------------------------------------
4(b)                     Rights Agreement between the Registrant and ChaseMellon
                         Shareholder Services, L.L.C., Rights Agent, dated as of
                         November 18, 1996, which includes as Exhibit B the form
                         of Right Certificate /4/
--------------------------------------------------------------------------------
4(c)                     Amendment No. 1, dated as of September 19, 1999, to the
                         Rights Agreement, dated November 18, 1996, between The
                         Guarantee Life Companies Inc. and ChaseMellon
                         Shareholder Services, L.L.C./5/
--------------------------------------------------------------------------------


/1/ Incorporated by reference as an exhibit to Registrant's Registration
    Statement on Form S-1, Registration No. 33-92992.

/2/ Incorporated by reference as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-26788).

/3/ Incorporated by reference as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-26788).

/4/ Incorporated by reference as an exhibit to Registrant's Current Report on Form 8-K filed November 25, 1996 (Commission File No. 0-26788).

/5/ Incorporated by reference as an exhibit to Registrant's Current Report on Form 8-K dated September 19, 1999 (Commission File No. 0-26788).